EXHIBIT 10.32

MADISON GAS AND ELECTRIC COMPANY

2023 DEFERRED COMPENSATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of January 1, 2023

TABLE OF CONTENTS

Page

Article 1 PURPOSE; EFFECTIVE DATE		6
1.1	Purpose	6
1.2	Effective Date	6
1.3	Plan Type	6
Article 2 DEFINITIONS		7
2.1	Account(s)	7
2.2	Administrator	7
2.3	Beneficiary	7
2.4	Board	7
2.5	Change in Control	7
2.6	Code	9
2.7	Company	9
2.8	Company Contributions	9
2.9	Company Contribution Account	9
2.10	Compensation	10
2.11	Deemed Investment Funds	10
2.12	Deferral Election	10
2.13	Deferral Period	10
2.14	Determination Date	10
2.15	Disability	10
2.16	Discretionary Contribution	11
2.17	Distribution Election	11
2.18	Earnings	11
2.19	Elective Deferral	11
2.20	Financial Hardship	11
2.21	In-Service Account	11
2.22	Investment Allocation	11
2.23	MGEE Deemed Investment Fund	11
2.24	Participant	12
2.25	Plan	12
2.26	Restoration Contribution	12

2.27	Retirement	12
2.28	Separation Account	12
2.29	Separation from Service	12
2.30	Supplemental Contribution	12
Article 3 ELIGIBILITY AND PARTICIPATION		13
3.1	Eligibility	13
3.2	Participation	13
3.3	First-Year Participation	13
3.4	Change in Status	13
Article 4 CONTRIBUTIONS AND ACCOUNTS		14
4.1	Elective Deferrals	14
4.2	Company Contributions	14
4.3	Timing of Credits; Withholding	14
4.4	Determination of Accounts	14
4.5	Statement of Accounts	15
Article 5 ELECTIVE DEFERRALS, DISTRIBUTION ELECTIONS, AND INVESTMENT ALLOCATION		16
5.1	Elective Deferrals	16
5.2	Distribution Elections	16
5.3	Investment Allocation	17
5.4	Change of Time or Form of Distribution Elections	18
Article 6 VESTING		19
6.1	Vesting of Accounts	19
6.2	Full Vesting	19
Article 7 DEEMED INVESTMENT FUNDS		20
7.1	Deemed Investment Funds	20
7.2	Earnings	21
Article 8 PLAN PAYMENTS		22
8.1	Separation Account and Company Contribution Account	22
8.2	In-Service Account	22
8.3	Amount of Installment Payment	22
8.4	Death Benefit	23
8.5	Hardship Distributions	23
8.6	Small Account	23

8.7	Withholding; Payroll Taxes	23
8.8	Payment to Guardian	23
8.9	Effect of Payment	24
8.10	Forfeiture	24
8.11	Clawback of Contributions and Payments	24
Article 9 BENEFICIARY DESIGNATIONS		25
9.1	Beneficiary Designation	25
9.2	Changing Beneficiary	25
9.3	No Beneficiary Designation	25
9.4	Effect of Payment	25
Article 10 ADMINISTRATION		26
10.1	Administrator; Duties	26
10.2	Compliance with Section 409A of the Code	26
10.3	Agents	26
10.4	Binding Effect of Decisions	26
10.5	Indemnity of Administrator	26
10.6	Election of Administrator After Change in Control	26
Article 11 CLAIMS PROCEDURE		28
11.1	Claim	28
11.2	Denial of Claim	28
11.3	Review of Claim	28
11.4	Final Decision	28
11.5	Limitations Period	28
11.6	Venue	29
Article 12 AMENDMENT AND TERMINATION OF PLAN		30
12.1	Amendment	30
12.2	Company's Right to Terminate	30
Article 13 MISCELLANEOUS		31
13.1	Unfunded Plan	31
13.2	Unsecured General Creditor	31
13.3	Trust Fund	31
13.4	Nonassignability	31
13.5	Not a Contract of Employment	31
13.6	Protective Provisions	31

13.7	Governing Law	32
13.8	Validity	32
13.9	Notice	32
13.10	Successors	32

MADISON GAS AND ELECTRIC COMPANY

2023 DEFERRED COMPENSATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Article 1
PURPOSE; EFFECTIVE DATE

1.1 Purpose. The purpose of this Madison Gas and Electric Company 2023 Deferred Compensation Supplemental Executive Retirement Plan (hereinafter, the "Plan”) is to permit a select group of highly compensated employees of Madison Gas and Electric Company (and its selected subsidiaries and/or affiliates) to defer the receipt of income which would otherwise become payable to them or provide supplemental retirement benefits, or both. It is intended that this Plan will assist in retaining and attracting individuals of exceptional ability. It is the intent that all of the amounts deferred and benefits provided under this Plan comply with the requirements of Section 409A of the Code. The Company intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Code and administered as a non-qualified "top-hat" plan exempt from the substantive requirements of Title I of ERISA other than Part 5.

1.2 Effective Date. This Plan shall be effective as of January 1, 2023.

1.3 Plan Type. For purposes of §409A, the portion of the amounts deferred by the Participants and benefits attributable thereto, shall be considered an elective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(A), or as otherwise provided by the Code; the portion of the amounts deferred by the employee or employer contributions and benefits attributable thereto, shall be considered a nonelective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(B), or as otherwise provided by the Code.

Article 2
DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1 Account(s). "Account(s)" or “Account Balance(s)” means the notional account or accounts maintained on the books of the Company used solely to calculate the amount of deferred compensation payable to each Participant under this Plan and the time and form in which such compensation will be paid and shall not constitute a separate fund of assets of the Company. Account(s) shall be deemed to exist from the date as of which amounts are first credited to such Account(s) until such time that the entire Account Balance has been distributed in accordance with this Plan. “Accounts” may include sub-accounts for the different types of employee and employer contributions under this Plan.

2.2 Administrator. "Administrator" means the Board, its delegate(s), or, following a Change of Control, a person(s) selected as provided in Section 10.6, in any case who shall administer the Plan pursuant to Article 10.

2.3 Beneficiary. "Beneficiary" means the person, persons, trust or entity, as designated by the Participant, entitled under Article 8 to receive any Plan benefits payable after the Participant's death.

2.4 Board. "Board" means the Board of Directors of the Company.

2.5 Change in Control. A "Change in Control" shall mean unless the occurrence of any of the following events:

(a) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control:

(i) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities),

(ii) any acquisition by the Company,

(iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the Shareholder Continuity Condition (as defined below), the Beneficial Ownership Condition (as defined below) and the Board of Directors Continuity Condition (as defined below) shall be satisfied;

and provided further that, for purposes of clause (ii), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(c) the consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation each of the Shareholder Continuity Condition, the Beneficial Ownership Condition and the Board of Directors Continuity Condition shall be satisfied; or

(d) approval by the Company's shareholders of (i) a plan of complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition each of, the Shareholder Continuity Condition, Beneficial Ownership Condition and Board of Directors Continuity Condition shall be satisfied.

For purposes of the definition of "Change in Control," the following definitions shall apply:

"Shareholder Continuity Condition" shall be satisfied in connection with a transaction if at least 60% of the then outstanding shares of common stock of the corporation resulting from such transaction and at least 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such transaction and in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.

"Beneficial Ownership Condition" shall be satisfied in connection with a transaction if no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such transaction (or any corporation controlled by the Company) and any Person who beneficially owned, immediately prior to such transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation or 35% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors.

"Board of Directors Continuity Condition" shall be satisfied in connection with a transaction if at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such transaction.

2.6 Code. "Code" means the Internal Revenue Code of 1986, as may be amended from time to time. Any reference in this Plan to “applicable guidance,” “further guidance” or other similar term shall include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to or in connection with Section 409A by the U.S. Department of Treasury or the Internal Revenue Service.

2.7 Company. "Company” means Madison Gas and Electric Company, a Wisconsin corporation, or any successor to the business thereof. For purposes of determining Separation from Service, “Company” means the controlled group of organizations that includes the Company as described in Sections 414(b) and (c), provided that, in applying Code Section 1563(a)(1), (2), and (3) and in applying Treas. Reg. 1.414(c)-2, “at least 50 percent” is used instead of “at least 80 percent” in each place it appears.

2.8 Company Contributions. “Company Contributions” means any Restoration Contribution, Supplemental Contribution, and Discretionary Contribution that may be made by the Company under Section 4.2 with respect to a Deferral Period.

2.9 Company Contribution Account. “Company Contribution Account” means an Account established by the Administrator for the purpose of recording any Company Contributions credited to a Participant with respect to a Deferral Period, to be paid following the Participant’s Separation from Service or earlier Disability.

2.10 Compensation. "Compensation" means the base salary and annual short-term incentive compensation paid to a Participant with respect to employment services performed for the Company by the Participant and considered to be "wages" for purposes of federal income tax withholding, excluding any payment for long-term incentives from the MGE Energy 2021 Long-Term Incentive (LTI) Plan (or any successor LTI plan), and excluding any Company Contributions made under this Plan. For purposes of this Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to Sections 125, 223 and 401(k) of the Code, or pursuant to this Plan or any other nonqualified plan which permits the voluntary deferral of compensation. The inclusion of any other forms of compensation not specifically addressed in this section is subject to Administrator Approval.

2.11 Deemed Investment Funds. “Deemed Investment Funds” means one or more of the independently established funds or indices that are identified and listed by the Administrator. These Deemed Investment Funds are used solely to calculate the Earnings that are credited to or charged against each Participant’s Account in accordance with Article 7, below, and does not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company or any other person or entity. The determination of the increase or decrease in the performance of each Deemed Investment Fund shall be made by the Administrator in its reasonable discretion. The Administrator shall select the various Deemed Investment Funds available to the Participants with respect to this Plan which may be changed from time to time in the discretion of the Administrator as provided in Section 7.1(c). If selected and listed by the Administrator or its delegate, the MGEE Deemed Investment Fund may be one of the Deemed Investment Funds available to calculate Earnings under this Plan with respect to a Participant’s Separation Account.

2.12 Deferral Election. "Deferral Election" means a Participant’s written election under Section 5.1 to defer a designated portion of the Compensation to be earned during a Deferral Period and the Distribution Election that applies to such Elective Deferrals and any Company Contribution Account credited with respect to such Deferral Period. The Deferral Election shall apply to each type of Compensation to be earned during the Deferral Period, and the Administrator is empowered to group the various types of Compensation together for purposes of effecting the election to defer. By way of example, the Administrator may apply the election to defer “salary” to salary and any other regularly occurring form of compensation.

2.13 Deferral Period. "Deferral Period" means the period of service during which Compensation that is deferred under the terms of a Deferral Election is earned. Unless otherwise specified in the Deferral Election and associated enrollment materials, the Deferral Period is the calendar year.

2.14 Determination Date. "Determination Date" means each day on which the established U.S. securities exchanges are open for business.

2.15 Disability. "Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company, or if the Participant is not covered by such a plan, a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.16 Discretionary Contribution. "Discretionary Contribution" means the Company Contributions credited to a Participant's Account under Section 4.2(c). A Discretionary Contribution means an additional contribution, generally ad hoc or non-recurring, made by the Company in its sole discretion.

2.17 Distribution Election. "Distribution Election" means the time and the form for the payment of an Account, as specified in a Participant’s Deferral Election in accordance with Section 5.2 and 5.4.

2.18 Earnings. "Earnings" means the amount credited to or charged against a Participant’s In-Service Accounts, Separation Accounts and Company Contribution Accounts on each Determination Date, which shall be based on the Deemed Investment Funds chosen by the Participant as provided in Section Sections 5.3 and 7.1, below for each such Account. Such credits or charges to a Participant’s Accounts may be either positive or negative to reflect the increase or decrease in value of the Accounts in accordance with the provisions of this Plan.

2.19 Elective Deferral. “Elective Deferral” means the amount of deferred Compensation credited to a Participant’s Account for a Deferral Period in accordance with the Participant’s Deferral Election, and any related Earnings.

2.20 Financial Hardship. "Financial Hardship" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. A Financial Hardship shall not occur to the extent that such hardship is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan. Any determination of whether a Participant has suffered a Financial Hardship shall be determined by the Administrator and such determination shall be final.

2.21 In-Service Account. “In-Service Account” means the designated portion of a Participant's Elective Deferrals for a Deferral Period that is scheduled to be distributed to the Participant in a future calendar year prior to the Participant’s Separation from Service from the Company as specified in the Participant’s Deferral Election.

2.22 Investment Allocation. “Investment Allocation” means a Participant’s written allocation of such Participant’s Account Balances among the various available Deemed Investment Funds as described in Sections 5.3 and 7.1.

2.23 MGEE Deemed Investment Fund. “MGEE Deemed Investment Fund” means the Deemed Investment Fund that tracks the value (including dividends) of the common stock of MGE Energy, Inc., a Wisconsin corporation, or its successor. If the Administrator establishes the MGEE Deemed Investment Fund as a Deemed Investment Fund, the MGEE Deemed Investment Fund shall only be available with respect to Separation Accounts.

2.24 Participant. "Participant" means any individual described in Section 3.2. Such individual shall remain a Participant in this Plan until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.25 Plan. "Plan" means this Madison Gas and Electric Company 2023 Deferred Compensation Supplemental Executive Retirement Plan, as may be amended from time to time.

2.26 Restoration Contribution. "Restoration Contribution" means the Company Contributions credited to a Participant's Account under Section 4.2(a), below, as determined by the Administrator in its sole discretion. A Restoration Contribution is designed to restore employer contributions that could not be received by a Participant under the Company’s 401(k) and other tax-qualified plans as a direct result of the Participant’s Elective Deferrals under this Plan. A Participant is not required to defer compensation under the Company’s 401(k) plan in order to receive Restoration Contributions.

2.27 Retirement. “Retirement” means the Participant’s Separation from Service with the Company, for reasons other than death, on or after attainment of age fifty-five (55) and five years of continuous service as an employee of the Company (as defined with respect to the Participant’s Separation from Service).

2.28 Separation Account. “Separation Account” means the designated portion of a Participant's Elective Deferrals for a Deferral Period that will be distributed to the Participant following the Participant’s Separation from Service from the Company as specified in the Participant’s Deferral Election.

2.29 Separation from Service. “Separation from Service” or any other similar such phrase means a Participant’s “separation from service” with the Company, for any reason, within the meaning of Section 409A of the Code, and Treas. Reg. §1.409A-1(h) and other applicable guidance.

2.30 Supplemental Contribution. "Supplemental Contribution" means the Company Contributions credited to a Participant's Account under Section 4.2(b), below, as determined by the Administrator in its sole discretion. A Supplemental Contribution means an additional contribution, generally ongoing and annual, made by the Company in its sole discretion.

Article 3
ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Eligibility to participate in the Plan shall be limited to a select group of management or highly compensated employees of the Company and its affiliates who are designated and approved for participation by the Administrator from time to time. An individual becomes eligible to submit a Deferral Election for each Deferral Period upon receipt of notification of eligibility from the Administrator during the applicable enrollment period.

3.2 Participation. An individual's participation in the Plan commences upon the date his or her initial Deferral Election becomes irrevocable under Section 5.1 or, if earlier, the date his or her Account is initially credited with a Company Contribution. An individual remains a Participant until his or her Accounts have been fully paid to such individual (or his or her Beneficiary) under the terms of this Plan and the Participant’s elections hereunder. While a Participant has an Account Balance, the Participant may exercise all of the rights of a Participation including the ability to modify the payment schedule of an Account under the procedure set forth in Section 5.4 and to make Investment Allocations as provided in Sections 5.3 and 7.1

3.3 First-Year Participation. An individual who has received a notification of initial eligibility under Section 3.1 may submit a Deferral Election to the Administrator within thirty (30) days following such notification of initial eligibility and in no event later than June 30, provided such individual was not eligible to make any elective deferral under a deferred compensation arrangement that is treated as a single plan with this Plan under Treas. Reg. 1.409A-1(c)(2)(i)(A) or (B) within the immediately preceding 24 months or such individual received a final payment from such arrangement at a time when he or she was not eligible to make deferral elections under the arrangement or this Plan. Such Deferral Election will be effective only with regard to Compensation earned following the date his or her initial Deferral Election became irrevocable under the provisions of Section 5.1. Any Company Contributions made with respect to a Participant who first becomes eligible may be prorated, as determined by the Administrator. Notwithstanding anything to the contrary, a Participant shall not be allowed to make a Deferral Election with respect to any short-term incentive compensation to be earned by the Participant in the initial Deferral Period.

3.4 Change in Status. While a Participant is ineligible for this Plan, he or she may not submit additional Deferral Elections, nor may such Participant receive Company Contributions. If a Participant becomes ineligible during a Deferral Period, any Elective Deferrals will continue to be withheld from payroll and credited to the Participant’s Account with respect to Compensation earned through the last day of the Deferral Period.

Article 4
CONTRIBUTIONS AND ACCOUNTS

4.1 Elective Deferrals. The Participant may defer the receipt of Compensation to be earned during the Deferral Period by submitting a Deferral Election, as described in Section 5.1.

4.2 Company Contributions. The Company may credit a Participant’s Company Contribution Account for a Deferral Period with the following types of Company Contributions, all of which shall be determined by the Administrator in its sole discretion. Company Contributions are credited no later than 90 days following the end of the Deferral Period:

(a) Restoration Contributions. The Company may credit a Participant’s Company Contribution Account with Restoration Contributions. Any Restoration Contributions shall be credited to the Participant’s Account as soon as practical after the end of each calendar year, but in no event later than 90 days after the close of such year.

(b) Supplemental Contributions. The Company may credit a Participant’s Company Contribution Account with Supplemental Contributions. Any Supplemental Contributions shall be credited to the Participant’s Account as soon as practical after the end of each calendar year, but in no event later than 90 days after the close of such year.

(c) Discretionary Contributions. The Company may credit a Participant’s Company Contribution Account with Discretionary Contributions.

4.3 Timing of Credits; Withholding. A Participant's Elective Deferral shall be credited to the Participant’s Account for the applicable Deferral Period as soon as practical after the date the Compensation deferred would have otherwise been payable to the Participant. Any Company Contributions shall be credited to the Participant’s Company Contribution Account as of the date specified by the Company. Any withholding of payroll or state and local income taxes with respect to Elective Deferrals, Company Contributions, or other amounts credited under this Plan that is required by local, state or federal tax laws shall be withheld from the Participant's corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount may reduce the amount credited to the Participant's Account in a manner specified by the Administrator if the Participant does not arrange for remittance of appropriate taxes. A reduction in amounts credited to the Participant’s Account shall be made in accordance with the requirements of Treas. Reg. §1.409A-3(j)(4)(vi) and (xi) and shall not exceed the maximum amounts permitted by such regulations.

4.4 Determination of Accounts. A Participant’s Accounts shall be valued as of each Determination Date by adjusting the balance of such Accounts as of the immediately preceding Determination Date as follows:

(a) New Credits. Each Account shall be increased by any Elective Deferral or Company Contribution credited since such prior Determination Date.

(b) Distributions. The Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date.

(c) Earnings. The Account will be credited with deemed investment returns as provided under Section 7.2.

4.5 Statement of Accounts. To the extent that the Company does not arrange for Account Balances to be accessible online by the Participant, the Administrator shall provide to each Participant a statement showing the balances in the Participant's Account no less frequently than annually.

Article 5
ELECTIVE DEFERRALS, DISTRIBUTION ELECTIONS, AND INVESTMENT ALLOCATION

5.1 Elective Deferrals.

(a) General. A Participant may elect to make a Deferral Election for Compensation to be earned during a Deferral Period.

(b) Submission of Deferral Election. A Participant shall submit his or her Deferral Election specifying in whole percentages the amount of salary and short-term incentive to be deferred at such time and in such manner as may be required by the Administrator. Unless an earlier date is specified by the Company in the Deferral Election, submitted Deferral Elections shall become irrevocable:

(i) for initial mid-year enrollments described under Section 3.3 (“First Year Participation”), on the 30th day, commencing with the first payroll period that begins on or after such 30th day, and

(ii) for all other enrollments, on December 31 immediately preceding the Deferral Period.

(c) Allocations into Payment Accounts. A separate Deferral Election may be made with respect to Compensation to be earned during a Deferral Period. The Deferral Election shall allocate each Compensation component in whole percentages to the In-Service Account, the Separation Account, or both for that Deferral Period. For example, a Participant could elect to allocate 50% of deferred salary into the In-Service Account, and 50% of deferred salary into the Separation Account. Similarly, a Participant could elect to allocate 30% of short-term incentive compensation into the same In-Service Account and 70% of short-term incentive compensation into the same Separation Account established for the Deferral Period.

(d) Period of Commitment. Any Deferral Election made by a Participant with respect to Compensation earned during a Deferral Period shall remain in effect for the entire Deferral Period, even if a Participant incurs a Separation from Service. Each successive Deferral Period will require a separate Deferral Election, and Deferral Elections made with respect to a Deferral Period shall not carry over to a subsequent Deferral Period.

(e) Maximum Deferral. The maximum amounts that may be deferred with respect to the Participant’s salary and short-term incentive compensation with respect to a Deferral Period shall be established by the Board from time to time.

5.2 Distribution Elections.

(a) General. A Participant’s Deferral Election shall specify a Distribution Election for the In-Service and Separation Accounts established for each Deferral Period. The Participant shall also elect a form of payment for the Company Contribution Account established for such Deferral Period.

(b) Elective Deferrals. A Participant may make a Distribution Election for Elective Deferrals by allocating such Elective Deferrals into either an In-Service or Separation Account or both. Such allocations shall be specified in Deferral Election. If no allocation is made for any portion of an Elective Deferral or an allocation cannot be determined, such portion shall be allocated to the Separation Account for the Deferral Period.

(i) Payment Commencement. The Participant’s In-Service Account shall commence payment in the third calendar year following the Deferral Period unless the Participant’s Distribution Election specifies a later year. For deferrals made into the Separation Account, the payment shall commence in the calendar year next following the year in which Separation from Service occurs, as further described in Section 8.1.

(ii) Form of Payments. The Distribution Election shall provide the number of years over which payments will be made to the Participant. Payments may be made as follows:

(A) For an In-Service Account, payments will be made in a lump sum unless the Participant’s Distribution Election specifies a designated number of annual installments not exceeding five (5) years.

(B) For a Separation Account, payments will be made in fifteen (15) annual installments unless the Participant’s Distribution Election specifies a lump sum or a designated number of annual installments not exceeding fifteen (15) years.

(c) Company Contributions. A Participant’s Company Contributions will be credited to the Participant’s Company Contribution Account for the applicable Deferral Period and paid commencing in the calendar year next following the Participant’s Separation form Service, as described in Section 8.1, in twenty (20) annual installments unless the Participant elects to receive payment in a single lump sum or a designated number of annual installments not exceeding twenty (20) years.

5.3 Investment Allocation.

(a) General. For each In-Service Account, Separation Account and Company Contribution Account, a Participant shall submit an Investment Allocation to the Administrator or its designee. The Investment Allocation shall specify an investment allocation among the Deemed Investment Funds made available by the Administrator.

(b) Submission of Investment Allocation. A Participant shall submit an Investment Allocation at such time and in such form as permitted by the Administrator.

(c) Deemed Investment Funds. If any portion of an Account remains unallocated among the Deemed Investment Funds, such amount shall be allocated to the default Deemed Investment Fund.

5.4 Change of Time or Form of Distribution Elections.

(a) The Participant may subsequently change the time and form of payment one time only with respect to each In-Service Account, Separation Account and Company Contribution Account by filing a subsequent Distribution Election with the Administrator no later than twelve (12) months prior to the first day of the calendar year in which payments from such Account commence (for example, the subsequent Distribution Election for an In-Service Account must be submitted no later than twelve (12) months prior to January 1 of the current payment year). The payment commencement date under the subsequent Distribution Election will be the fifth calendar year after the calendar year in which payments commence under the initial Distribution Election unless the Participant elects a later year. For purposes of this Section 5.4 annual installments shall be treated as a single payment, as provided in Treas. Reg. §1-409A-2(b)(2)(iii).

(b) The forms of payment available for a subsequent Distribution Election are the same as the available forms for the Account’s initial Distribution Election. Notwithstanding the foregoing, a subsequent Distribution Election may not extend payment beyond the 20th calendar year following the year of the Participant’s Separation from Service. Any form of payment election that would extend annual installment payments beyond the 20th year shall be deemed to have elected substantially equal annual installments ending in the 20th year. Any subsequent election that would commence payments after the 20th year shall be deemed to have elected the 20th year with payment to be made in a lump sum, and if the 20th year does not delay commencement by at least five years from the commencement year of the initial Distribution Election, such election shall be void. Except as provided above, subsequent Distribution Elections are irrevocable upon submission to the Administrator and shall take effect twelve (12) months after the date on which the election became irrevocable.

Article 6
VESTING

6.1 Vesting of Accounts. Each Participant shall be vested in the amounts credited to such Participant's Account and Earnings thereon as follows:

(a) Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan, including any Earnings thereon.

(b) Restoration Contributions. A Participant shall be one hundred percent (100%) vested at all times in the amount of Restoration Contributions credited under this Plan, including any Earnings thereon.

(c) Supplemental Contributions. A Participant shall be one hundred percent (100%) vested in the amount of Supplemental Contributions credited under this Plan, including any Earnings thereon, upon attaining five (5) years of continuous service as an employee with the Company and its affiliates.

(d) Discretionary Contributions. A Participant's Discretionary Contributions and Earnings thereon shall become vested as determined by the Administrator.

6.2 Full Vesting. Notwithstanding the foregoing, a Participant shall become 100% vested in their Supplemental Contributions and Discretionary Contributions upon the Participant’s death or Disability, or upon a Change in Control.

Article 7
DEEMED INVESTMENT FUNDS

7.1 Deemed Investment Funds.

(a) General. A Participant shall designate, by submitting an Investment Allocation at a time and in a manner acceptable to the Administrator, one or more then available Deemed Investment Funds for each Account for the sole purpose of determining the amount of Earnings to be credited or debited to such Account. Such election shall designate the portion of each deferral of Compensation made into each Account that shall be allocated among the available Deemed Investment Fund(s), and such election shall apply to each succeeding deferral of Compensation and Company Contributions until such time as the Participant shall file a new election with the Administrator. If a Participant does not designate a Deemed Investment Fund for any or all of an Account, the Administrator shall designate a default Deemed Investment Fund for which all unallocated contributions shall be allocated. Any default Deemed Investment Fund may be changed from time to time, at the sole discretion of the Administrator.

(b) Reallocation. Upon notice to the Administrator, Participants shall also be permitted to reallocate the balance in each Deemed Investment Fund among the other available Deemed Investment Funds as determined by the Administrator. The manner in which such elections shall be made and the frequency with which such elections may be changed and the manner in which such elections shall become effective shall be determined in accordance with the procedures to be adopted by the Administrator or its delegate from time to time.

(c) Changes to Deemed Investment Funds. The Administrator shall have the authority to establish and maintain the Deemed Investment Funds and the default Deemed Investment Fund. In the event the Administrator changes, adds, or removes any Deemed Investment Fund or any default Deemed Investment Fund, the Administrator shall notify Participants, if feasible, no later than thirty (30) days prior to such change, addition, or removal. In the event of any such change, addition, or removal, the Administrator shall provide the Participant with information regarding alternative Deemed Investment Funds, the ability for Participants to make a change to their allocations in the Deemed Investment Funds, or the default course of action that will be taken in the event the Participant does not provide instructions to the Administrator.

(d) Distributions. Distributions shall be deemed to have been made proportionally from each of the Deemed Investment Funds maintained within such sub-account based on the proportion that such Deemed Investment Fund bears to the sum of all Deemed Investment Funds maintained within such sub-account for that Participant as of the applicable Determination Date set forth in Section 8.3.

(e) MGEE Deemed Investment Fund. Notwithstanding the above, if the MGEE Deemed Investment Fund is available as a Deemed Investment Fund under the Plan, a Participant may not designate any Elective Deferral or Company Contributions to be allocated to the MGEE Deemed Investment Fund. However, a Participant may instruct the Administrator or its designee to reallocate any portion of any Account Balance with respect to their Separation Account (but not any In-Service Account) to the MGEE Deemed Investment Fund, at such times and pursuant to such procedures as may be allowed by the Administrator or its designee. Once any portion of any

Account Balance is allocated to the MGEE Deemed Investment Fund, such allocation may not be reallocated again to any other Deemed Investment Fund before a Participant incurs a Separation from Service. Upon a Participant’s Separation from Service, a Participant may generally reallocate their Account Balance to other Deemed Investment Funds, unless the Participant is, at the time of such reallocation, an “insider” as defined under applicable securities laws and the Administrator determines the Participant cannot make such reallocation.

7.2 Earnings. Each Account shall be increased or decreased by the Earnings credited to such Account as of each Determination Date for the applicable Deemed Investment Fund(s) chosen by the Participant.

Article 8
PLAN PAYMENTS

8.1 Separation Account and Company Contribution Account. The vested portion of a Participant’s Separation Account and Company Contribution Account are payable to the Participant following the Participant’s Separation from Service, or following Disability, if earlier.

(a) Timing of Payment. Under the Participant's initial Deferral Election, payment will be made or commence in the calendar year next following the calendar year in which Separation from Service or Disability occurs, as is applicable. Notwithstanding anything in this Plan to the contrary, no payment to a “specified employee” as defined in Treas. Reg. §1.409A-1(i) will be paid earlier than six months following the date of his or her Separation from Service.

(b) Form of Payment. Subject to Section 8.1(c), the form of benefit payment for a Separation Account or Company Contribution Account shall be that form selected by the Participant in the current Distribution Election for each such Account, as described in Article 5 above.

(c) Separation from Service Prior to Retirement. If the Participant Separates from Service prior to Retirement or incurring a Disability, the Separation Account and vested Company Contribution Account shall be paid in the form of a lump sum. Such payment shall be made in accordance with Section 8.1(a).

8.2 In-Service Account. In-Service Accounts pay as follows:

(a) Timing of Payment. Payments shall commence in the calendar year specified in the current Distribution Election for the In-Service Account.

(b) Form of Payment. The form of payment from an In-Service Account shall be that form selected by the Participant pursuant to the Participant’s current Distribution Election as described in Article 5 above.

(c) Separation from Service Prior to Specified In-Service Payment Date. If the Participant Separates from Service prior to the payment commencement year designated in the Distribution Election with respect to a particular In-Service Account, such In-Service Account shall be paid in the form of a lump sum payment in the calendar year next following the Participant’s Separation from Service, pursuant to Section 8.1(a). If any payments have commenced under the In-Service Account, such payment shall be accelerated and paid in a lump sum. The lump sum payment under this Section 8.2(c) is payable regardless of whether the Participant has attained Retirement eligibility.

8.3 Payment Amounts. For purposes of valuing an Account to be paid to a Participant or Beneficiary, the Account Balance is the value of such Account on the first Determination Date of the month in which actual payment is made. When the Participant is entitled to receive installment payments, each annual payment shall be equal to the Account Balance on such Determination Date, multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of remaining installments payments, including the installment being calculated. Earnings shall continue to accrue on the unpaid balance of the Account until paid as set forth in this Section 8.3.

8.4 Death Benefit. Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, Company shall pay to the Participant's Beneficiary an amount equal to the vested Account Balance in that Account in the form of a lump sum payment as soon as administratively possible. In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, the benefits from that Account(s) shall be paid to the Participant’s designated Beneficiary from that Account at the same time and in the same manner as if the Participant had survived.

8.5 Hardship Distributions. Upon a finding that a Participant has suffered a Financial Hardship, the Administrator may, in its sole discretion, terminate the existing Deferral Election, and/or make distributions from any or all of the Participant’s Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Financial Hardship is or may be relieved through the reimbursement or compensation by insurance, or otherwise or by liquidation of the Participant’s assets (to the extent that liquidation of such assets would not itself cause severe financial hardship). The amount of such distribution will not exceed the Participant's vested Account Balances.

8.6 Small Account. If the Participant's vested, unpaid Account Balance, including all Separation Accounts, In-Service Accounts and vested Company Contribution Accounts as of the date of the Participant’s Separation from Service or Disability is less than $100,000, the entire vested Account shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

8.7 Withholding; Payroll Taxes. Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. The Company may accelerate payment of all or a portion of the Participant's vested Account to pay any taxes imposed under the Federal Insurance Contributions Act (FICA). A Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's Account in connection with the Plan (including any taxes and penalties under Code Section 409A), and neither the Company nor the Administrator shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

8.8 Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Administrator may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Administrator may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Administrator and Company from all liability with respect to such benefit.

8.9 Effect of Payment. The full payment of the applicable benefit under this Article 8 shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

8.10 Forfeiture. In the event that the Participant is convicted of a felony or judicially determined to have committed willful malfeasance, either of which (i) relates to Participant’s employment or performance, or (ii) the Board determines was egregious and caused harm to the Company, both as determined by the Company in its sole discretion, the unpaid Company Contribution Accounts of such Participant shall be forfeited, and no further payments shall be made from such Accounts to such Participant.

8.11 Clawback of Contributions and Payments. All contributions and payments made under this Plan shall be subject to the Company’s clawback policy, as may be amended from time to time.

Article 9
BENEFICIARY DESIGNATIONS

9.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account Balance. Each Beneficiary designation shall be in a written form prescribed by the Administrator and shall be effective only when filed with the Administrator during the Participant's lifetime. Following a Participant’s death, if a Beneficiary has been designated, the Beneficiary (and any subsequent Beneficiary) shall have the same rights as the Participant to name a designated Beneficiary. The provisions under this Section shall apply to the Beneficiary as if such Beneficiary were the Participant.

9.2 Changing Beneficiary. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Administrator in the manner and with the effect provided in Section 9.1.

9.3 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

(a) The Participant's surviving spouse;

(b) If the Participant does not have a surviving spouse, the Participant's estate.

9.4 Effect of Payment. Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.

Article 10
ADMINISTRATION

10.1 Administrator; Duties. This Plan shall be administered by the Administrator, except in the event of a Change in Control as provided in Section 10.6 below. The Administrator shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. The Administrator may be a Participant(s) under this Plan.

10.2 Compliance with Section 409A of the Code. It is intended that the Plan comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be paid or made available to Participants or Beneficiaries. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Administrator shall not take any action that would be inconsistent with such intent. Although the Administrator shall use its reasonable commercial efforts to avoid the imposition of taxation, interest and penalties under Section 409A of the Code, the tax treatment of deferrals under this Plan is not warranted or guaranteed. Neither the Company, the Board, any director, officer, employee and advisor, nor the Administrator (nor its delegates) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant, Beneficiary or other taxpayer as a result of the Plan. For purposes of the Plan, the phrase "permitted by Section 409A of the Code," or words or phrases of similar import, shall mean that the event or circumstance shall only be permitted to the extent it would not cause an amount deferred or payable under the Plan to be includible in the gross income of a Participant or Beneficiary under Section 409A(a)(1) of the Code.

10.3 Agents. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

10.4 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

10.5 Indemnity of Administrator. The Company shall indemnify and hold harmless the Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of the Administrator’s gross negligence or willful misconduct.

10.6 Election of Administrator After Change in Control. After a Change in Control, vacancies with respect to the Administrator shall be filled by majority vote of the remaining members of the Incumbent Board and delegates may be removed or replaced only by such a vote. If no members of the Incumbent Board remain, a new Administrator shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. The new

Administrator need not be a member of the Board. After a Change in Control, no amendment shall be made to Article 7, this Article 10 or other Plan provisions regarding Administrator authority with respect to the Plan without prior approval by the Administrator selected in accordance with this Section 10.6.

Article 11
CLAIMS PROCEDURE

11.1 Claim. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant"), or requesting information under the Plan shall present the request in writing to the Administrator, which shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim (or no later than forty-five (45) days after receiving the initial claim regarding a Disability under this Plan).

11.2 Denial of Claim. If the claim or request is denied by the Administrator, the written notice of denial shall state:

(a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

(b) A description of any additional material or information required and an explanation of why it is necessary, in which event the time frames listed in Section 11.1 shall be one hundred and eighty (180) and seventy-five (75) days from the date of the initial claim respectively; and

(c) An explanation of the Plan's claim review procedure.

11.3 Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) may request a review by notice given in writing to the Administrator. Such request must be made within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Administrator of Claimant's claim or request. The claim or request shall be reviewed by the Administrator which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

11.4 Final Decision. The decision on review shall normally be made within sixty (60) days (or forty-five (45) days in the event of a claim regarding a Disability) after the Administrator's receipt of Claimant's request pursuant to Section 11.3. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days (or ninety (90) days in the event of a claim regarding a Disability). The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

11.5 Limitations Period. The internal claims procedures set forth in this Section 11 are mandatory. If a Participant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 11, the denial of the claim shall become final and binding on all persons for all purposes. Upon completion of these procedures, the Participant may request judicial review of the final decision on the claim. The period for which a Participant may bring a legal action under this Plan shall expire on the date that is twelve (12) months following the date of the final decision made by the Administrator under Section 11.4 above.

11.6 Venue. Any dispute, action, or proceeding arising out of or related to this Plan may only be commenced in the state courts of Dane County, Wisconsin or, if proper subject matter jurisdiction exists, the United States District Court for the Western District of Wisconsin.

Article 12
AMENDMENT AND TERMINATION OF PLAN

12.1 Amendment. Subject to Section 10.6, the Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to any Beneficiaries receiving installment payments, except that no amendment shall reduce the amount vested or accrued in any Account as of the date the amendment is adopted. In addition, any amendment which adds a distribution event to the Plan shall not be affective with respect to Accounts already established as of the time of such amendment.

12.2 Company's Right to Terminate. The Board may, in its sole discretion, terminate the entire Plan, or terminate a portion of the Plan that is identified as an elective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(A), or as a nonelective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(B), and require distribution of all benefits due under the Plan or portion thereof, provided that:

(a) The termination of the Plan does not occur proximate to a downturn in the financial health of the Company, as determined by the Administrator;

(b) The Company also terminates all other plans or arrangements which are considered to be of a similar type as defined in Treas. Reg. §1.409A -1(c)(2)(i), or as otherwise provided by the Code, as the portion of the Plan which has been terminated;

(c) No payments made in connection with the termination of the Plan occur earlier than 12 months following the Plan termination date other than payments the Plan would have made irrespective of Plan termination;

(d) All payments made in connection with the termination of the Plan are completed within 24 months following the Plan termination date;

(e) The Company does not establish a new plan of a similar type as defined in Treas. Reg. §1.409A -1(c)(2)(i), within 3 years following the Plan termination date of the portion of the Plan which has been terminated; and

(f) The Company meets any other requirements deemed necessary to comply with provisions of the Code and applicable regulations which permit the acceleration of the time and form of payment made in connection with plan terminations and liquidations.

Article 13
MISCELLANEOUS

13.1 Unfunded Plan. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits, supplemental retirement benefits, or both for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

13.2 Unsecured General Creditor. Notwithstanding any other provision of this Plan, Participants and Participants’ Beneficiaries shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

13.3 Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. The assets of any such trust shall be held for payment of all Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.

13.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, or alimony or separate maintenance in the event of a Participant’s divorce, owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

13.5 Not a Contract of Employment. This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

13.6 Protective Provisions. A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

13.7 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Wisconsin except as preempted by federal law.

13.8 Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

13.9 Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered, sent by registered or certified mail, or sent by electronic mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Administrator shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Company’s records. Any electronic communication to the Company shall be directed to the Human Resources Department at humanresources@mge.com.

13.10 Successors. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of December 16, 2022, to be effective as of the Effective Date.

Madison Gas and Electric Company
/s/ Jeffrey Keebler
By:	Jeffrey Keebler
Title:	Chairman, President and Chief Executive Officer